Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent it knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: February 4, 2022

ConocoPhillips

By:	/s/ Andrew M. O’Brien
	Name:	Andrew M. O’Brien
	Title:	Vice President and Treasurer

Concho Resources Inc.

By:	/s/ Andrew M. O’Brien
	Name:	Andrew M. O’Brien
	Title:	Vice President and Treasurer

COG Operating LLC

By:	/s/ Andrew M. O’Brien
	Name:	Andrew M. O’Brien
	Title:	Vice President and Treasurer